Exhibit 99.1

Research Solutions (RSSS) Announces $5.2 Million Private Placement

ENCINO, Calif., June 27, 2016 /PRNewswire/ -- Research Solutions, Inc. (RSSS), a pioneer in providing on-demand access to scientific, technical and medical (STM) information announced today that it entered into a securities purchase agreement for a private placement with an institutional investor as well as Research Solutions’ directors and management. The private placement consists of 5,200,000 units, at the current market price of $1.00 per unit, for gross proceeds of $5.2 million, before deducting placement agent fees and offering expenses.

Each unit consists of one share of common stock, and one warrant to purchase three-tenths of one share of common stock at an exercise price of $1.25 per share. The warrants are exercisable for a period of five years from the date of issuance. The financing closed on June 24, 2016.

Wunderlich Securities, Inc. acted as placement agent for the transaction.

Research Solutions expects to use the proceeds from the financing to accelerate development, sales and marketing of the next generation of its Article Galaxy research intelligence software-as-a-service (SaaS) platform for Life Science companies and other intellectual property-fueled corporations of all sizes. The company's legacy transactional research retrieval services will be one of many integrated product features and service offerings within the new platform.

“Research Solutions is very excited about this investment in our company,” said Peter Derycz, CEO of Research Solutions. “We look forward to accelerating the development of our best-in-class SaaS research platform for businesses and business professionals worldwide.”

The securities to be sold in this private placement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws, and accordingly may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Research Solutions has agreed to file a registration statement with the Securities and Exchange Commission (the "SEC") registering the resale of the shares of common stock and the common stock issuable upon the exercise of the warrants issued in this private placement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

About Research Solutions

Operating through its wholly owned subsidiary, Reprints Desk®, Inc., Research Solutions, Inc. (RSSS) is a pioneer in providing on-demand access to scientific, technical, and medical (STM) information for life science companies, academic institutions and other research intensive organizations. More than 70 percent of the top 25 pharmaceutical companies in the world rely on services powered by Research Solutions. Article Galaxy™, the company's cloud-based software solution, gives customers access to the over one million newly published articles each year in addition to tens of millions of articles previously published, helping them to create and speed discoveries, save time and money, and remain copyright-compliant.  Research Solutions has arrangements with numerous STM content publishers that allow electronic access and distribution of their content. In addition to serving end users of content, the company also serves STM publishers by facilitating compliance with applicable copyright laws. For more information about Research Solutions, visit www.researchsolutions.com.

Forward Looking Statements

Certain matters discussed in this press release may be forward-looking statements.  Such matters involve risks and uncertainties that may cause actual results to differ materially, including the following: changes in economic conditions; general competitive factors; acceptance of the Company's products in the market; the Company's success in obtaining new customers; the Company's success in technology and product development; the Company's ability to execute its business model and strategic plans; the Company's success in integrating acquired entities and assets, and all the risks and related information described from time to time in the Company's filings with the Securities and Exchange Commission ("SEC"), including the financial statements and related information contained in the Company's Annual Report on Form 10-K and interim Quarterly Reports on Form 10-Q. Examples of forward-looking statements in this press release include statements regarding the features and functionality of the Company's expanded research platform and the development, sales and marketing of such platform. The Company assumes no obligation to update the cautionary information in this release.